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                                                                  EXHIBIT 10.5



                              BEST SOFTWARE, INC.

                       1997 DIRECTOR STOCK OPTION PLAN

1.       Purpose

         The purpose of this 1997 Director Stock Option Plan (the "Plan") of Best Software, Inc. (the "Company") is to encourage ownership in the Company by outside directors of the Company, whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company

2.       Administration

         The Board of Directors of the Company (the "Board of Directors") shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan

3.       Participation in the Plan

         Directors of the Company who are not employees of the Company or any subsidiary of the Company and are not serving on the Board of Directors as a representative of an institutional investor ("outside directors") shall be eligible to participate in the Plan

4.       Stock Subject to the Plan

         (a) The maximum number of shares of the Company's Common Stock, no par value per share ("Common Stock"), that may be issued under the Plan shall be 150,000, subject to adjustment as provided in Section 9 of the Plan.

         (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

         (c) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time (the "Code").

5.       Terms, Conditions and Form of Options

         Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

         (a) Option Grant Dates. Subject to Section 7 of this Plan, an option to purchase Common Stock shall be granted automatically to each outside director elected to the Board of Directors after the effective date of this Plan, effective upon such director's election.

         (b) Shares Subject to Option. The number of shares covered by the option (i) in the case of an outside director elected at the commencement of a three-year term (a "Full-Term Director"), shall be 22,500 and (ii) in the case of an outside director elected during the course of a three-year term (for example, to fill a vacancy) (an "Interim Director"), shall be equal to 22,500 multiplied by a fraction the numerator of which is 36 minus the number of whole calendar months elapsed between the date of the
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commencement of such director's term and the relevant grant date and the denominator of which is 36. In the case of an Interim Director elected or appointed to fill a vacancy created by an increase in the number of directors comprising the entire Board of Directors, the term of such director shall be treated, for purposes of determining the foregoing fraction, as if it had commenced on the same date as did the term of the other directors in the class to which such director was elected or appointed.

         (c) Option Exercise Price. The option exercise price per share for each option granted under the Plan shall equal (i) the last reported sales price per share of the Company's Common Stock on the Nasdaq National Market (or, if the Company is traded on a nationally recognized securities exchange on the date of grant, the reported closing sales price per share of the Company's Common Stock by such exchange) on the date of grant (or if no such price is reported on such date such price as reported on the nearest preceding day) or
(ii) if the Common Stock is not traded on Nasdaq National Market or an exchange, the fair market value per share on the date of grant as determined by the Board of Directors.

         (d) Options Non-Transferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

         (e) Vesting and Exercise Period. Each Formula Option granted to a Full-Term Director shall vest as to one-third of the shares subject to the option immediately prior to the first, second and third annual shareholders' meetings of the Company held after the date of grant, if such Full-Time Director is still serving as a director of the Company at such time. Each Formula Option granted to an Interim Director shall vest as to an equal installment of the shares subject to the option immediately prior to each of the annual shareholders' meetings of the Company held after the date of grant, ending with the shareholders' meeting marking the end of the term of such director, if such Interim Director is still serving as a director of the Company at such time. Each Formula Option may be exercised on a cumulative basis as to the vested number of shares at any time or from time to time, in whole or in part; provided that, subject to the provisions of Section 5(f), no Formula Option may be exercised more than 90 days after the optionee ceases to serve as a director of the Company or for a number of shares greater than that which was vested at the time the optionee ceased to serve as a director of the Company. No Formula Option shall be exercisable after the expiration of nine years from the date of grant.

         (f) Exercise period Upon Disability or Death. Notwithstanding the provisions of Section 5(e), any option granted under the Plan may be exercised, to the extent then vested and exercisable, by an optionee who becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while acting as a director of the Company, or may be exercised, to the extent then exercisable, upon the death of such optionee while a director of the Company by the person to whom it is transferred by will, by the laws of descent and distribution, or by written notice filed pursuant to Section 5(h), in each case within the period of one year after the date the optionee ceases to be such a director by reason of such disability or death; provided that no option shall be exercisable after the expiration of nine years from the date of grant.

         (g) Exercise Procedure. Options may be exercised only by written notice to the Company at its principal office accompanied by payment in cash of the full consideration for the shares as to which they are exercised.

         (h) Exercise by Representative Following Death of Director. A director, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his legal representative, who, by reason of the director's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.





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6.       Assignments

         The rights and benefits under the Plan may not be assigned except for the designation of a beneficiary as provided in Section 5

7.       Effective Date and Time for Granting Options

         (a) The Plan shall become effective on the date of its adoption by the Board of Directors.

         (b) All options for shares subject to the Plan shall be granted, if at all, not later than ten years after the approval of the Plan by the Company's shareholders

8.       Limitation of Rights

         (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

         (b) No Shareholders' Rights for Options. An optionee shall have no rights as a shareholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 9) for which the record date is prior to the date such certificate is issued

9.       Changes in Common Stock

         (a) If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number of kind of shares or other securities (other than the stock split approved by the Board on the same date as the initial adoption of this Plan), or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect so such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in
(i) the maximum number and kind of shares reserved for issuance under the Plan,
(ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

         (b) In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the shareholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company is acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, either (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), or (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidations unless exercised by the optionee within a specified number of days following the date of such notice.





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10.      Amendment of the Plan

         The Board of Directors may suspend or discontinue the Plan or review or amend it in any respect whatsoever; provided, however, that without approval of the shareholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan. The Plan may not be amended more than once in any six-month period.

11.      Notice

         Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

12.      Governing Law

         The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the Commonwealth of Virginia.



Adopted by the Board of Directors on                          August ___, 1997

Approved by the Shareholders on                               August ___, 1997





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